Exhibit 99.1

Polar Power Announces Share Repurchase Program

GARDENA, CA – August 28, 2019 – Polar Power, Inc. (NASDAQ: POLA), a global provider of prime, backup and solar hybrid DC power solutions, announced that its Board of Directors has authorized the repurchase of up to $500,000 of its outstanding shares of common stock. The repurchase program will expire on February 28, 2020, subject to earlier termination of the program by the Board. As of August 28, 2019, Polar Power had 10,143,158 shares of common stock outstanding.

Repurchases may be made in open market purchases, including through block trades, through privately negotiated transactions, or pursuant to any trading plan that may be adopted by Polar Power in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would permit common stock to be repurchased when Polar Power might otherwise be precluded from doing so under applicable insider trading laws.

The timing, manner, price and amount of any repurchases will be determined in management’s discretion and the share repurchase program may be suspended, terminated or modified at any time for any reason including market conditions, the cost associated with repurchasing the shares, the availability of alternative investment opportunities, liquidity, the need for capital in Polar Power’s operations and other factors deemed appropriate by management. The repurchase program does not obligate Polar Power to acquire any specific number of shares of common stock, and all open market purchases will be made in accordance with Rule 10b-18 under the Exchange Act, which provides certain restrictions on the method, timing, price and volume of open market stock repurchases.

“We are pleased to announce this share repurchase program that allows us to return value to our stockholders. The adoption of this repurchase program underscores the Board’s confidence in our current and future prospects. At recent market price levels, we believe the repurchase program is an excellent opportunity to buy shares of our common stock at a significant discount to their intrinsic value, which makes the shares an attractive investment,” said Arthur D. Sams, President and Chief Executive Officer of Polar Power. “We will use this tool strategically in our continued effort to maximize value for Polar Power stockholders.”

About Polar Power, Inc.

Gardena, California-based Polar Power, Inc. (NASDAQ: POLA), designs, manufactures and sells direct current, or DC, power systems, lithium battery powered hybrid solar systems for applications in the telecommunications market and, in other markets, including military, electric vehicle charging, cogeneration, distributed power and uninterruptable power supply. Within the telecommunications market, Polar’s systems provide reliable and low-cost energy for applications for off-grid and bad-grid applications with critical power needs that cannot be without power in the event of utility grid failure. For more information, please visit www.polarpower.com. or follow us on www.linkedin.com/company/polar-power-inc/

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. With the exception of historical information, the matters discussed in this press release are forward-looking statements and considerations that involve a number of risks and uncertainties. The actual future results of Polar Power could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, adverse domestic and foreign economic and market conditions, including demand for DC power systems; trade tariffs on raw materials; changes in domestic and foreign governmental regulations and policies; and other events, factors and risks. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

Media and Investor Relations:

Shawn Severson
Integra Investor Relations
Shawn M. Severson
+1 415-233-7094
shawn@integra-ir.com
@Integra IR
www.integra-ir.com

Company Contact:

Polar Power, Inc.

249 E. Gardena Blvd.

Gardena, CA 90248

Tel: 310-830-9153

ir@polarpowerinc.com

www.polarpower.com